UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	August 25, 2014

ARMCO METALS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-34631	26-0491904
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Waters Park Drive, Suite 98, San Mateo, CA	94403
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(650) 212-7630

not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01     Entry into a Material Definitive Agreement.

As previously disclosed, on April 15, 2014, as amended on May 7, 2014, Armco Metals Holdings, Inc. entered into a Share Exchange Agreement with Draco Resources Inc. (“Draco”), Draco’s parent company Metawise Group Inc. (“Metawise”) and the Metawise shareholders pursuant to which we initially agreed acquire 100% of the outstanding capital stock of Draco from Metawise in exchange for 12,750,000 shares (giving proforma effect to a 1:10 reverse stock split of our outstanding common stock) and a warrant to purchase an additional 3,000,000 shares (post-split) of our common stock. At closing we agreed to issue an aggregate of 1,200,000 shares (post-split) of our common stock to two entities as a finders fee.

On August 25, 2014 we entered into Amendment No. 2 to the Share Exchange Agreement with Draco, Metawise and Metawise’s shareholders. Under the terms of Amendment No. 2, we have agreed to acquire 40% of the outstanding capital stock of Draco from Metawise in exchange solely for 51,000,000 shares of our common stock and the compensation payable to the two finders at closing is now 4,800,000 shares of our common stock. The terms of the transaction no longer contemplate a reverse stock split of our common stock pre-closing, nor the issuance of a warrant as partial consideration. At closing, these shares will represent approximately 50.2% of our current outstanding shares of common stock.

A condition precedent to the closing of the acquisition of Draco is the continued listing of our common stock on the NYSE MKT. Under the original structure, we were required to obtain prior stockholder consent for the closing of the Draco acquisition under Section 712 NYSE MKT Company Guide as the issuance of shares of our common stock would have been in excess of 20% of our outstanding common stock, as well as under Section 713 as the issuance of the shares would have resulted in a change of control of our company and the Draco acquisition would have been treated as a reverse merger. Based upon our informal discussions with the exchange, we do not believe that the exchange would continue the listing of our common stock following the acquisition of Draco based upon the original terms of the transaction and, accordingly, we restructured the transaction. While we will still be required to obtain stockholder approval for the issuance of the shares of our common stock to the Metawise shareholders in order to comply with Section 712 of the NYSE MKT Company Guide, we do not believe the restructured transaction will be accounted for as a reverse acquisition. There are no assurances, however, that NYSE MKT will not still view the restructured transaction as a change of control of our company and that it will consent to the continued listing of our common stock.

The foregoing description of the terms and conditions of Amendment No. 2 to the Share Exchange Agreement is qualified in its entirety by reference to a form of the agreement which is filed as Exhibit 10.1 to this report.

Item 9.01     Financial Statements and Exhibits.

(d)     Exhibits.

10.1

Form of Amendment No. 2 to Share Exchange Agreement dated August 25, 2014 by and among Armco Metals Holdings, Inc., Draco Resources Inc., Metawise Group Inc., Songqiang Chen, Jian Fang, Changlin Yan, Hongye Chen, Fanjie Wang, Tong Huang, Honglin Zhang and Hongbing Lin.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARMCO METALS HOLDINGS, INC.

Date: August 28, 2014	By: /s/ Kexuan Yao
Kexuan Yao, CEO and Chairman of the Board